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                                     June 25, 1999 - INFORMATION ON DISTRIBUTION     EXHIBIT 28.16
                                                     TO CERTIFICATEHOLDERS

Structured Asset Mortgage Investments, Inc.
Mortgage Pass-Through Certificates, Series 1998-3
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                        Principal Amt
            Original    Outstanding                                                               Ending
Certificat  Principal     Prior to    Interest  Interest         Interest    Principal      Principal Amount
  Class      Amount     Distribution   Rate     Accrued        Distributed    Payable        Outstanding

  A       $332,071,600  $ 23,478,135   7.115%    $  139,296    $  139,296   $1,977,285       21,500,850
  R                100             0   7.115%             0             0            0                0
  B-1        5,257,000     2,472,651   7.115%        14,670        14,670       89,199        2,383,452
  B-2       13,142,815     6,181,775   7.115%        36,676        36,676      222,699        5,958,773

          $350,471,515    32,132,561             $  190,642    $  190,642   $2,289,183     $ 29,843,075




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